Exhibit 10.03

SISKEY CAPITAL, LLC
4521 Sharon Road, Suite 450
Charlotte, NC 28211

December 18, 2013

Mr. Jerold Rubinstein

Chief Executive Officer

Stratus Media Group, Inc.

1800 Century Park East, 6th Floor

Los Angeles, California 90067

Re: Advisory Agreement

Dear Mr. Rubinstein:

Pursuant to this Advisory Agreement (“Agreement’) Stratus Media Group, Inc., a Nevada corporation (the “Client’) has agreed to engage Siskey Capital, LLC, a North Carolina limited liability company (“SCAP’) on a non-exclusive basis to perform services related to financial consulting matters pursuant to the terms and conditions set forth herein.

1.    Services. SCAP shall act as advisor to the Client and perform, as requested by the Client, the following services (the “Services’):

•	new business support, including identifying and introducing potential strategic partners to the Client;

•	in-depth consultations to the Client’s senior management to determine the amount and structure of the capital sought by the Client,

•	evaluations of competitors and development of strategies to increase the Client’s competitiveness,

•	the continuing strategic analysis of the Client’s business objectives and balancing these objectives with the expectations ofthe financial markets; and

•	the implementation of a strategic plan for the Client, with a view towards enabling the Client to achieve its financial goals, marketing, business development.

2.    Performance of Services. SCAP shall be obligated to provide the Services as and when requested by Client and shall not be authorized or obligated to perform any Services on SCAP’s own initiative. The Services shall be performed reasonably promptly after Client’s request, consistent with SCAP’s availability. It is understood that the Services to be provided hereunder are not exclusive to the Client and SCAP has other business obligations, including acting as consultant for other companies, provided, however, that SCAP shall not provide services to any potential or actual competitor of the Client during the Term (as hereinafter defined) of this Agreement.

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3.    Relationship of the Parties. SCAP shall be, and at all times during the Term of the Agreement, remain an independent contractor. As such, SCAP shall determine the means and methods of performing the Services hereunder and shall render the Services at such places it determines The Client shall pay all reasonable costs and expenses incurred by SCAP in the performance of its duties hereunder, provided, however, such costs and expenses shall not exceed $250.00 without Client’s prior written approval.

4.    Assurances. Client acknowledges that all opinions and advices (written or oral) given by SCAP to the Client in connection with this Agreement are intended solely for the benefit and use of Client, and Client agrees that no person or entity other than Client shall be entitled to make use of or rely upon the advice of SCAP to be given hereunder. Furthermore, no such opinion or advice given by SCAP shall be used at any time, in any manner or for any purpose, and shall not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, except as may be contemplated herein. Client shall not make any public references to SCAP without SCAP’s prior written consent or as required by applicable law.

5.    Compensation.

(a) As compensation for the Services to be performed by SCAP hereunder, SCAP shall receive a retainer in the form of 3,300,000 shares (the “Shares”) of the Client’s Common Stock shall be issued to SCAP or its designees following the execution of this Agreement. Such compensation shall be deemed earned on January 1, 2014. A value of $33,000 shall be considered as full payment for the Services to be rendered under this three-year Agreement. SCAP agrees to pay all taxes, federal and state, relating to this Agreement. SCAP agrees to indemnify the Client for any claim for unpaid taxes which might arise from the receipt of Shares. The Client shall pay all fees of counsel in connection with opinions which may be required for the resale of the Shares by SCAP pursuant to applicable Federal securities laws, and agrees to promptly cooperate with in all such requests.

(b) SCAP is an accredited investor as that term is defined in the Securities Act of 1933, as amended (the “Act’). SCAP acknowledges its understanding that neither the Shares are not registered under the Act or any state securities laws. SCAP represents that the Shares are being acquired for SCAP’s own account, for investment purposes only and not with a view for distribution or resale to others. SCAP agrees that it will not sell or otherwise transfer the Shares unless the Shares are registered under the Act or unless in the opinion of counsel an exemption from such registration is available. SCAP further acknowledges its understanding that the Client will place a restrictive legend on the certificates representing the Shares.

6.    Additional Services. Should Client desire SCAP to perform additional services not outlined herein, Client may make such request to SCAP in writing. SCAP may agree to perform those services at its sole discretion. However, any additional services performed by SCAP may require an additional compensation schedule to be mutually agreed upon prior to rendering such services.

7.    Term. This Agreement shall be binding upon all parties when executed by the Client and remain in effect until December 31,2014 unless otherwise mutually agreed upon in writing by Client and SCAP (the “Term”).

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8.    Due Diligence/ Disclosure.

(a) Client recognizes and confirms that, in advising Client and in fulfilling its retention hereunder, SCAP will use and rely upon data, material and other information furnished to it by Client. Client acknowledges and agrees that in performing its Services under this Agreement, SCAP may rely upon the data, material and other information supplied by Client without independently verifying the accuracy, completeness or veracity of it.

(b) Except as contemplated by the terms hereof or as required by applicable law, SCAP shall keep confidential, indefinitely, all non-public information provided to it by Client, and shall not disclose such information to any third party without Client’s prior written consent, other than such of its employees and advisors as SCAP reasonably determines to have a need to know.

9.    Indemnification.

(a) Client shall indemnify and hold SCAP, its officers, directors, employees, agents, and affiliates, harmless against any and all liabilities, claims, lawsuits, including any and all awards and/ or judgments to which it may become subject under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits, (including awards and/ or judgments) arise out of or are in connection with the Services rendered by SCAP in connection with this Agreement, except for any liabilities, claims, and lawsuits (including awards, judgments and related costs and expenses), arising out of acts or omissions of SCAP. In addition, the Client shall indemnify and hold SCAP harmless against any and all reasonable costs and expenses, including reasonable attorney fees, incurred or relating to the foregoing. If it is judicially determined that Client will not be responsible for any liabilities, claims and lawsuits or expenses related thereto, the indemnified party, by his or its acceptance of such amounts, agrees to repay Client all amounts previously paid by Client to the indemnified person and will pay all costs of collection thereof, including but not limited to reasonable attorney’s fees related thereto. SCAP shall give Client prompt notice of any such liability, claim or lawsuit, which SCAP contends is the subject matter of Client’s indemnification and SCAP thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting there from any and all proceedings or hearings before any regulatory bodies and/ or authorities.

(b) SCAP shall indemnify and hold Client and its directors, officers, employees and agents harmless against any and all liabilities, claims and lawsuits, including and all award and/ or judgments to which it may become subject under the Act, the Exchange Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) that may arise out of or are based upon SCAP’s gross negligence or willful misconduct, or any untrue statement or alleged untrue statement of a material fact or omission of a material fact required to be stated or necessary to make the statement provided by SCAP not misleading, which statement or omission was made in reliance upon information furnished in writing to Client by or on behalf of SCAP for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies. In addition, SCAP shall also indemnify and hold Client harmless against any and all costs and expenses, including reasonable attorney fees, incurred or relating to the foregoing. Client shall give SCAP prompt notice of any such liability, claim or lawsuit which Client contends is the subject matter of SCAP’s indemnification and SCAP thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/ or authorities.

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(c) The indemnification provisions contained in this Section are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

10.    General Provisions.

(a) Entire Agreement. This Agreement between Client and SCAP constitutes the entire agreement between and understandings of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

(b) Notice. Any notice or communication permitted or required hereunder shall be in writing and deemed sufficiently given if hand-delivered: (i) five (5) calendar days after being sent postage prepaid by registered mail, return receipt requested; or (ii) one (1) business day after being sent via facsimile with confirmatory notice by U.S. mail, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.

(c) Binding Nature. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns. All materials generated pursuant to this Agreement or otherwise produced by SCAP for and on behalf of Client during the Term of this Agreement shall be the sole and exclusive property of Client.

(d) Counterparts. This Agreement may be executed by any number of counterparts, each of which together shall constitute the same original document.

(e) Amendments. No provisions of the Agreement may be amended, modified or waived, except in writing signed by all parties hereto.

(f) Assignment. This Agreement cannot be assigned or delegated, by either party, without the prior written consent of the party to be charged with such assignment or delegation, and any unauthorized assignments shall be null and void without effect and shall immediately terminate the Agreement.

(g) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina, without giving effect to its conflict of law principles. The parties hereby agree that any dispute(s) or claim(s) with respect to this Agreement of the performance of any obligations thereunder, shall be settled by arbitration and commenced and adjudicated under the rules of the American Arbitration Association. The arbitration shall take place in Charlotte, North Carolina if commenced by either party. The arbitration shall be conducted before a panel of three (3) arbitrators, one appointed by each of the parties and the third selected by the two (2) appointed arbitrators. The arbitrators in any arbitration proceeding to enforce this Agreement shall allocate the reasonable attorney’s fees, among one or both parties in such proportion as the arbitrators shall determine represents each party’s liability hereunder. The decision of the arbitrator shall be final and binding and may be entered into any court having proper jurisdiction to obtain a judgment for the prevailing party. In any proceeding to enforce an arbitration award, the prevailing party in such proceeding shall have the right to collect from the non-prevailing party, its reasonable fees and expenses incurred in enforcing the arbitration award (including, without limitation, reasonable attorney’s fees).

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If you are in agreement with the foregoing, please execute two copies of this Agreement in the space provided below and return them to the undersigned.

Very truly yours,

Siskey Capital, LLC

By:_________________________

      Todd D. Beddard

      Chief Operating Officer

ACCEPTED AND AGREED TO THIS _____ DAY OF DECEMBER, 2013

Stratus Media Group, Inc.

By:_________________________

Jerold Rubinstein

Chief Executive Officer

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